UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2018

PRECIPIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36439	91-1789357
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in the Company’s Form 8-K filed on April 23, 2018 and amended on April 26, 2018 Precipio, Inc (“the Company”) entered into a securities purchase agreement (the “Agreement”) with certain investors (the “Investors”), pursuant to which the Company may issue up to approximately $3,296,703.30 in Senior Secured Convertible Promissory Notes with 100% common stock warrant coverage (the “Transaction”). The Transaction consists of unregistered Senior Secured Convertible Notes (the “Notes”), bearing interest at a rate of 8.00% annually and an original issue discount of 9%. As part of the Transaction, the Investors also received warrants to purchase Common Stock of the Company (the “Warrants”) that provided the Investors with the right to purchase 100% coverage shares of the Company’s common stock exercisable at a 150% premium to the conversion price on the initial closing date.

On November 29, 2018, the Company entered into an amendment and restatement agreement (the “Amendment Agreement”) amending and restating the terms of the Agreement (the “Extended Transaction”). The Amendment Agreement provides for the issuance of up to $1,318,681.32 of additional Notes together with applicable warrants (the “Additional Notes and Warrants”), in one more tranches, on substantially the same terms and conditions as the notes and warrants granted in connection with the Transaction, subject to certain adjustment to their terms. The Additional Notes and Warrants shall be purchased no later than December 31, 2018, and were subscribed for by the Investors that previously participated in Transaction as well as new investors, including two members of Board of Directors of the Company.

The closing of the Extended Transaction provides the Company with $1,200,000 of gross proceeds for the issuance of Notes with an aggregate principal of $1,318,681.32.

On the same date, and in connection with the Transaction, the Company has entered into a letter agreement with two of its directors pursuant to which the parties agreed to reprice the total number of 652,723.34 warrants that were issued to the two directors, so that the exercise price of the warrants shall be repriced to $0.50 per share of common stock of the Company.

The foregoing is only a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Amendment Agreement dated November 29, 2018
10.2	Form of Letter Agreement by and between Precipio, Inc, and a director regarding repricing of warrants
10.3	Form of Convertible Note
10.4	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date:	December 3, 2018